Consent of Independent Registered Public Accounting Firm

MortgageIT Holdings, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement of our reports dated March 14, 2006, relating to the consolidated financial statements and the effectiveness of MortgageIT Holdings, Inc.’s internal control over financial reporting of MortgageIT Holdings, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption ‘‘Experts’’ in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

March 15, 2006